Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-38068) of Applied Digital Solutions, Inc. (formerly Applied Cellular Technology, Inc.) of our report dated February 24, 1998 relating to the financial statements and financial statement schedule which appear in Applied Digital Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ RUBIN, BROWN, GORNSTEIN & CO. LLP
-------------------------------------


Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
September 11, 2000